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CAPSULE COMMUNICATIONS, INC.
BALANCE SHEET

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(IN THOUSANDS)


                                                                  06/30/00 (1)
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ASSETS
        Current Assets
                Cash and Cash Equivalents                        $   2,885
                Accounts Receivable Net of Allowance                 6,597
                Other                                                  233
                                                                 ---------
                        Total Current Assets                         9,715
                                                                 ---------
        Property, Equipment & Leaseholds                             7,636
        Less: Accumulated Depreciation & Amortization               (4,843)
                                                                 ---------
                        Total Property, Equipment & Leaseholds       2,793
                                                                 ---------
        Other Assets, Principally Deposits                             503
                                                                 ---------

                        Total Assets                             $  13,011
                                                                 =========

LIABILITIES AND SHAREHOLDERS' EQUITY
        Current Liabilities
                Note Payable                                     $     941
                Accounts Payable                                     6,394
                Accrued Expenses and All Other                       3,499
                                                                 ---------
                        Total Current Liabilities                   10,834
                                                                 ---------

        Long Term Liabilities, Capital Lease                            62
        Shareholders' Equity & Surplus                               2,115(2)
                                                                 ---------

                        Total Liabilities & Shareholders' Equity $  13,011
                                                                 =========
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NOTES:
1) The Balance Sheet reflects activity through June 30, 2000.
2) Per an Investment Agreement, the Company on June 30, 2000, issued shares of its common stock in exchange for a $900,000 private placement investment to be received in total by August 15, 2000. The Investment Agreement also calls for the Company to receive an additional $2.1mil in private placement funds throughout the remainder of 2000.